Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2016, except for the subsequent event discussed in Note 17 to the combined financial statements, as to which the date is March 24, 2016, relating to the combined financial statements and financial statement schedule of Ingevity Corporation for the year ended December 31, 2015, which appears in Amendment #7 of its Registration Statement on Form 10.

/s/PricewaterhouseCoopers LLP

Richmond, VA

May 18, 2016